Exhibit 99.1

Clearway Energy, Inc. Announces Update to 2019 Financial Guidance

•                  Modifying capital allocation approach due to Pacific Gas & Electric’s (PG&E) bankruptcy filing

•                  Reducing quarterly dividend to $0.20 per share in first quarter 2019

•                  Global Infrastructure Partners III (GIP), Clearway Energy, Inc.’s controlling shareholder, providing key long-term support through the Carlsbad equity backstop and with continued investment in, and advancement of, Clearway Group’s renewable development business

•                  Lowering 2019 Cash Available for Distribution guidance due to anticipated use of the Carlsbad equity backstop agreement with GIP

•                  Currently not pursuing acquisition of remaining interest in Agua Caliente from NRG Energy, Inc.

•                  Hosting regularly scheduled year-end and fourth quarter 2018 earnings call on February 28, 2019

PRINCETON, NJ — February 14, 2019 — Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) is today announcing an update to its business and capital allocation plans due to impacts resulting from PG&E’s bankruptcy. This includes the announcement that the Company’s Board of Directors declared a quarterly dividend on each of the Company’s Class A and Class C common stock of $0.20 per share payable on March 15, 2019 to shareholders of record as of March 1, 2019(1).  This compares to the quarterly dividend of $0.331 per share paid on December 17, 2018.

“After careful deliberations with management, our board unanimously approved today’s dividend reduction in order to proactively maintain balance sheet and capital allocation flexibility during this period of uncertainty with one of Clearway’s largest customers,” said Jonathan Bram, Founding Partner of GIP and Chairman of the Board of Clearway Energy, Inc. “GIP continues to be committed to the long-term success of the Company by holding the Carlsbad project for a future acquisition by the Company, expanding the ROFO Pipeline with the addition of Hawaii Solar Phase II, and through ongoing investment in, and advancement of, new renewable development at Clearway Group.”

“The PG&E bankruptcy has heightened the risk that project level cash distributions could be restricted for an undetermined amount of time, thereby impacting the Company’s corporate liquidity and corporate leverage. Today’s announced dividend reduction, the exercise of GIP’s equity backstop commitment for Carlsbad, and our decision to currently forgo the potential acquisition of the additional interest in Agua Caliente are prudent actions which provide the Company financial flexibility to manage through this period of uncertainty.” said Christopher Sotos, Clearway Energy, Inc.’s President and Chief Executive Officer. “As time progresses and we receive more clarity on the PG&E situation, including our ability to receive project distributions, we will reassess the dividend. Over the long term, these actions will allow us to maintain our balance sheet objectives, which will help the Company grow CAFD per share despite the current lack of clarity around cash distributions from projects impacted by the PG&E bankruptcy.”

(1)  Dividend to Class A and C common stock holders is commensurate to the distribution received by the Class B and D unit holders

PG&E Related Project Exposure

On January 29, 2019, Pacific Gas and Electric Company filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company either owns or invests in 1,200 net MW of electric generation projects with long-term supply or capacity contracts with PG&E. As of December 31, 2018, the Company’s unaudited balance sheet included approximately $1.4 billion of non-recourse debt associated with these projects. Additionally, these projects represent approximately $90 million(2) of potential exposure to 2019 project level CAFD. The PG&E bankruptcy filing has triggered defaults under the power purchase agreements with PG&E and related project level financing agreements. While the Company is actively working with project level lenders on forbearance agreements, unless such lenders for the related project level debt otherwise agree, distributions to the Company from these projects may not be made during the pendency of the bankruptcy, although the Company currently expects these projects to otherwise operate in the normal course of business. These restrictions, therefore, could result in the Company accumulating less unrestricted cash and thus decrease the Company’s corporate liquidity and cash available for shareholder dividends and growth investments.

As of February 14, 2019, PG&E has neither assumed, rejected, or sought to renegotiate contracts.

Quarterly Dividend Announcement

On February 12, 2019, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.20 per share payable on March 15, 2019, to stockholders of record as of March 1, 2019. This dividend is reduced from the last quarterly dividend paid in December 2018 of $0.331 per share.

The Company will continue to assess the level of the dividend pending developments in the PG&E bankruptcy, including the Company’s ability to receive unrestricted project distributions.

Update to Growth Investments

Carlsbad Energy Center: Exercising the Backstop with GIP

The Company plans to exercise the equity backstop with GIP for the acquisition of the Carlsbad Energy Center when the transaction with NRG Energy, Inc. (NRG) closes, now expected in late February 2019. After considering final purchase price adjustments, GIP is expected to acquire Carlsbad from NRG for $387 million. Pursuant to the terms previously agreed by and between the Company and GIP, the Company maintains the option for a period of eighteen (18) months to acquire Carlsbad from GIP at the same terms and conditions previously negotiated with NRG.

Interest in Agua Caliente: Forgoing the Drop Down Offer from NRG Energy, Inc.

On November 1, 2018, NRG offered the Company the opportunity to acquire Agua Caliente Borrower 1 LLC, which owns a 35% interest in Agua Caliente, a 290 MW utility-scale solar project located in Dateland, Arizona with PG&E as the project’s customer.  The Company has elected to forgo the acquisition at this time.

The Company continues to own a 16% interest in the project through Agua Caliente Borrower 2 LLC.

(2)  See Appendix A-2 of this news release, potential exposure includes Desert Sunlight 250 (contracted with Southern California Edison) due to provisions in the financing agreements with Desert Sunlight 300 (contracted with Pacific Gas & Electric)

Update to the ROFO Pipeline with Clearway Group

Clearway Energy Group, GIP’s portfolio company that has the controlling ownership in the Company has added Hawaii Solar Phase II, the first addition to the ROFO pipeline since the closing of the GIP Transaction. Hawaii Solar Phase II consists of two solar and storage projects located in Oahu, Hawaii with a combined capacity of 75MW. The Mililani I Solar project, located in the Mililani Agricultural Park, is sized at 39 MW and will include battery storage capability. The Waiawa Solar Power project, located in the Waiawa region, is sized at 36 MW and will also include battery storage capability. The expected commercial operations date for these projects is 2021.

Corporate Financing Update

On February 1st, the Company repaid the remaining $220 million of 2019 convertible notes outstanding with cash on hand. Other than the remaining $45 million of 2020 convertible notes due in June 2020, the Company has no corporate debt maturity until 2024.

2019 Financial Guidance Update

Because the Company will exercise the Carlsbad backstop with GIP, the Company is revising its 2019 CAFD guidance to $270 million from $295 million. This financial guidance reflects no additional corporate level financing and assumes that all CAFD related to the projects impacted by the PG&E bankruptcy is realized in 2019. Financial guidance for 2019 also continues to be based on median renewable energy production estimates.

Business Update Conference Call

On February 14, 2019, Clearway Energy, Inc. will host a conference call at 8:00 a.m. Eastern to discuss these updates. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by accessing Clearway Energy Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.” The webcast will be archived on the website for those unable to listen in real time.

As previously reported, management will continue to report its Full Year and Fourth Quarter 2018 financial results during a conference call and webcast on February 28, 2019 at 8:00 a.m. Eastern.

About Clearway Energy Inc.

Clearway Energy, Inc. is a leading publicly-traded energy infrastructure investor focused on modern, sustainable and long-term contracted assets across North America. Clearway Energy’s environmentally-sound asset portfolio includes over 7,000 megawatts of wind, solar and natural gas-fired power generation facilities, as well as district energy systems. Through this diversified and contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor Global Infrastructure Partners III (GIP), an independent infrastructure fund manager that invests in infrastructure and businesses in both OECD and select emerging market countries, through GIP’s portfolio company, Clearway Energy Group.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms.  Such forward-looking statements include, but are not limited to, statements regarding our Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, effects relating to the PG&E Bankruptcy, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, impacts related to climate change, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyber terrorism and inadequate cybersecurity, the ability to engage in successful acquisitions activity, potential risks to the company as a result of GIP’s acquisition of its ownership interest in the Company, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions (including receipt of third party consents and regulatory approvals), our ability to enter into new contracts as existing contracts expire, our ability to acquire assets GIP III Zephyr Acquisition Partners, L.P., Clearway Energy Group or third parties, our ability to close drop down transactions, operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of certain  subsidiaries and project-level subsidiaries generally, in the Clearway Energy Operating LLC amended and restated revolving credit facility and in the indentures governing our senior notes, and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Adjusted EBITDA and Cash Available for Distribution are estimates as of today’s date, February 14, 2019, and are based on assumptions believed to be reasonable as of this date. Clearway Energy expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy’s future results included in Clearway Energy’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the SEC.

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Contacts:

Investors:	Media:
Akil Marsh	Ray Long
akil.marsh@clearwayenergy.com	media@clearwayenergy.com
609-608-1500

Appendix Table A-1: Cash Available for Distribution Guidance and GAAP Reconciliation

($ in millions)	Original 2019 Full Year Guidance(3)	Revised 2019 Full Year Guidance
Net Income	160	165
Income Tax Expense	30	30
Interest Expense, net	355	315
Depreciation, Amortization, and ARO Expense	455	395
Acquisition related transaction and integration costs	5	5
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	85	85
Adjusted EBITDA	1,090	995
Cash interest paid	(340)	(300)
Changes in prepaid and accrued liabilities for tolling agreements	(3)	4
Adjustment to reflect Walnut Creek investment payments	(1)	(1)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(215)	(215)
Cash distributions from unconsolidated affiliates	130	130
Cash from Operating Activities	661	613
Development Expense	4	4
Net Contributions from non-controlling interest	(4)	(4)
Maintenance capital expenditures	(33)	(30)
Principal amortization of indebtedness	(333)	(313)
Cash Available for Distribution	295	270
Add Back: Principal amortization of indebtedness	333	313
Adjusted Cash from Operations	628	583

Appendix Table A-2: Potential Exposure to 2019 CAFD Related to PG&E Bankruptcy

($ in millions)	2019 Full Year
Net Income	105
Interest Expense, net	55
Depreciation, Amortization, and ARO Expense	70
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	50
Adjusted EBITDA	280
Cash interest paid	(53)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(73)
Cash distributions from unconsolidated affiliates	35
Cash from Operating Activities	189
Principal amortization of indebtedness	(99)
Cash Available for Distribution	90

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt

(3)  2019 Guidance factored in the impact of financing updates, the contribution of committed growth investments based on expected closing timelines, and assumed additional corporate financing to refinance the tendered 2020 convertible notes in October 2018. 2019 financial guidance excluded any impact from the Agua Caliente offer.

service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution (CAFD), a non-GAAP financial measure, is Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, Walnut Creek investment payments, changes in prepaid and accrued capacity payments and adjusted for development expenses. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.